GST TELECOM INC.
                    GST PACWEST TELECOM HAWAII, INCORPORATED
                             4317 N.E. Thurston Way
                           Vancouver, Washington 98662

                                                     December 1, 1995

Pacwest Network, Inc.
1701 Broadway
Suite 307
Vancouver, Washington  98663

Gentlemen:

                  Reference is made to (i) that certain Restated and Amended Usage Agreement dated as of June 21, 1994, restated and amended as of November 1, 1995 (the "Usage Agreement"), by and between Pacwest Network, Inc. ("Pacwest") and GST Pacwest Telecom Hawaii, Incorporated; and (ii) that certain Restated and Amended Traffic Agreement dated as of June 21, 1994, restated and amended as of November 1, 1995 (the "Traffic Agreement"), by and between Pacwest and GST Telecom Inc. ("Telecom").

                  The following constitutes our agreement:

                  1. If at any time after the date hereof, John Warta ceases to be a full time employee of Telecom, its parent corporations, GST USA, Inc. and GST Telecommunications, Inc. ("GST") and/or their subsidiaries (collectively, the "GST Companies"), the Usage Agreement and the Traffic Agreement shall remain in full force and effect in accordance with their terms, and the parties thereto shall continue to perform their duties and obligations under such agreements in the same manner as they have theretofore been performed, for a period ending not less than one year after the such cessation of employment. If, during such period, GST in its discretion shall determine that its operations would be facilitated by the transfer of the "Licenses" (as such term is defined in the Usage Agreement), it shall communicate such determination in writing to Pacwest and Pacwest shall promptly file with the Federal Communications Commission (the "FCC") an application to transfer or assign the Licenses to an executive officer of one of the GST Companies or to one of the GST Companies, which executive officer or Company shall be designated by the Board of Directors of GST and shall be eligible to hold the Licenses (the "Designated Transferee"). Upon approval of such application, the Licenses shall be promptly transferred or assigned to the Designated Transferee. Pacwest shall also promptly seek FCC authority to transfer to the Designated Transferee all of its right, title and interest in, to and under the Usage Agreement and



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the Traffic  Agreement  and upon the receipt of such  authority  the  Designated
Transferee shall assume and perform the liabilities and obligations of Pacwest thereunder. The Designated Transferee shall also enter into an agreement substantially in the form of this Agreement, which would be given effect under the circumstances described herein.

                  2. The parties will seek to effect the transfer of the Licenses to the Designated Transferee in a manner that will minimize any operation and impact upon the GST Companies. The costs of any such transfer shall be borne entirely by the GST Companies and the GST Companies shall defend, indemnify and hold harmless Pacwest, its members and managers, from and against any and all losses, damages, obligations, liabilities, costs and expenses (including without limitation reasonable attorneys' fees) incident to any suit, action, investigation, claim or proceeding relating to or arising out of the transfer of the Licenses in the manner contemplated by this Agreement.

                  3. The foregoing provisions of this Agreement are and are intended to be subject to all applicable requirements of the Communications Act of 1934, as amended, and shall be so effectuated and construed.

                  If the foregoing correctly sets forth your understanding of our agreement, kindly so indicate by executing three counterparts of this Agreement in the place provided for your signature.

                                        Very truly yours,

                                        GST TELECOM INC.

                                        By: /s/ Robert H. Hanson
                                            ------------------------------------
                                                Robert H. Hanson, Vice President

                                        GST PACWEST TELECOM HAWAII, INCORPORATED

                                        By: /s/ Robert H. Hanson
                                            ------------------------------------
                                                Robert H. Hanson, Vice President

ACKNOWLEDGED AND AGREED:

PACWEST NETWORK, INC.

By: /s/ John Warta
    -------------------------
        John Warta, President


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